Exhibit 99.1

Ondas Holdings Reports Third Quarter 2024 Financial Results: Secures $14.4 Million in Drone Platform Purchase Orders in Q3

Q3 marks the largest bookings in Ondas’ history

$14.4 million in purchase orders were from a major military customer for the Iron Drone Raider and Optimus System autonomous drone platforms

Iron Drone Raider is emerging as a best-in-class ‘hard kill’ counter drone solution addressing the urgent need for protection from hostile drones

Order from Metra, Chicago’s primary commuter rail system, for system-wide 900 MHz upgrade secured by partner Siemens

Railroads communicate plans for general purpose 900 MHz network architecture to be deployed to support resilient rail operations

Conference Call Scheduled for Today at 8:30 a.m. ET

BOSTON, MA – November 12, 2024 - Ondas Holdings Inc. (Nasdaq: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions through its Ondas Networks and Ondas Autonomous Systems (OAS) business units, reported financial and operating results for the three months ended September 30, 2024.

“Ondas had a strong quarter operationally marked by the receipt of significant orders at OAS and deeper engagement with railroad customers at Ondas Networks,” said Eric Brock, Chairman and CEO of Ondas Holdings. “OAS secured multiple orders totaling $14.4 million for our Iron Drone Raider and Optimus System drone platforms from a major military customer. This signals our entry into military markets and establishes our Iron Drone Raider system as a third revenue-generating technology platform in Ondas’ portfolio. Ondas Networks is benefiting from increased visibility on Class I railroads’ network plans and realized a significant milestone, with distribution partner Siemens securing an order from Metra, a transit rail operator serving passengers in Chicago.

“At Ondas Networks, we believe Metra’s order for a system-wide upgrade of the 900 MHz wireless network to the new A-block with the jointly developed next-generation Advanced Train Control Systems (ATCS) platform confirms that Ondas Networks and Siemens have established a comprehensive deployment and migration plan to support adoption of the dot16 wireless standard by railroads in North America. That was further demonstrated during Q3 with Siemens’ receipt of an additional order from a Class I Railroad for an expansion of an existing live 900 MHz network, also in Chicago. In short, we are demonstrating the robustness of the dot16 standard as we start 900 MHz upgrades in Chicago – the most complex railroad wireless environment in the country.

“Our exceptional efforts at OAS are translating into significant results as we have positioned the Iron Drone Raider system as a leading candidate to own the category for ‘hard kill’ counter-uncrewed autonomous system (UAS) infrastructure. In addition, our Optimus System will now be deployed to secure military bases and border checkpoints, demonstrating the exceptional capabilities of this market-leading system in high value security markets. We see growing demand for aerial security and inspection from ‘drone-in-a-box’ systems. As we scale with customers for military and public safety drone-as-a-first-responder (DFR) security applications with Optimus, we see evidence that security officials and project managers in military, public safety and critical industrial markets are increasingly appreciating OAS’ ability to satisfy the most demanding requirements to secure and protect high value assets and locations.”

Brock concluded, “Ondas remains in a strong position, with leading technology platforms addressing large, high value end markets and increased evidence of customer acceptance across both business units. Indeed, the third quarter represented the largest bookings quarter in Ondas’ history. Further, we raised $10.5 million in capital between Ondas Holdings and our business units during both the third quarter and fourth quarter-to-date, demonstrating continued investor support. Our top line revenue has been delayed, mainly due to 900 MHz timeline extensions with Ondas Networks rail customers, and supply chain and market-related issues stemming from the Gaza conflict in Israel. Nonetheless, a strengthening order book and customer pipeline at OAS as well as improving engagement with the railroad customers at Ondas Networks bodes well for our outlook. I expect a strong end to 2024 and am optimistic about our ability to drive significant growth in 2025.”

Third Quarter 2024 and Recent Highlights – Ondas Networks

●	Generated approximately $445,000 in revenue during the third quarter of 2024.

●	Secured $3.0 million in capital from Charles & Potomac Capital LLC (Charles & Potomac) in the third quarter and fourth quarter-to-date.

●	Siemens secured a purchase order from Metra, the primary commuter rail system serving the Chicago metropolitan area, for Airlink dot-16 compliant wireless systems to upgrade the legacy 900 MHz ATCS network and migrate the network to the new 900 MHz A-block.

●	Siemens secured a purchase order from a Class I rail operator for Airlink dot-16 compliant wireless systems to expand the final programs in advance of an expected upgrade of the legacy 900 MHz ATCS network and migration to the new 900 MHz A-block in Chicago.

●	Achieved key development milestones, including the provision on initial prototype radios with our partner Siemens in the 220 MHz radio program on behalf of an Amtrak-sponsored upgrade to its Advanced Civil Speed Enforcement System (ACSES), a Positive Train Control (PTC) system utilized by passenger and transit, as well as certain freight rail operators in the Northeast Corridor (NEC). Product development is expected to be completed in Q1 2025, and commercial deliveries are slated for Q2 2025.

●	Advanced development program for on-locomotive radios designed for European rail markets.

●	Announced that Markus Nottelmann, an accomplished executive with significant railroad operations and financial experience, joined Ondas as a Senior Advisor and board member of Ondas Networks.

●	Continuing engagement with MxV Rail regarding improved network operations and 802.16t applications. This work includes the Base Station Controller which enables the dynamic sharing of spectrum resources in 802.16t networks and a major testing program related to the use of 802.16t for next-generation HOT/EOT systems.

●	Demonstrated the use of 802.16 in the 900 MHz band to support the Interoperable Train Control Messaging (ITCM) protocol with multiple railroads and ecosystem vendors. ITCM is the primary transport for PTC messaging and 900 MHz provides an alternate path to improve network reliability and availability. Applications such as PTC, which were previously restricted to the 220 MHz network, can now be supported by the new 900 MHz network, adding resiliency, redundancy and diversity to critical railroad operations.

●	Preparing for field trial by a Class I railroad in November to host ITCM over 900 MHz; a program which is being planned for expansion upon successful field activity.

●	Submitted proposals for network equipment and development programs upon request from rail vendors for dot16 wireless network systems in international markets.

●	Entered into a platform agreement with KLEAR Inc., a provider of working capital financing. Ondas Networks secured an initial $500,000 short-term working capital loan secured by customer invoices during October.

●	Partnered with Siemens to exhibit at the Railway Systems Suppliers Inc. (RSSI) show in Louisville, Kentucky and hosted a subsequent “Demo Day” for key customers which featured a variety of general-purpose applications supported by an 802.16t wireless network. Demonstrations included the hosting of ITCM messaging over the new 900 MHz band, which can be deployed to eliminate single points of failure and support critical PTC redundancy of the 220 MHz network for train operating and safety systems.

●	Submitted written testimony to members of the U.S. House of Representatives in advance of a hearing on rail safety matters held by the U.S. House of Representatives’ Transportation Subcommittee on Railroads, Pipelines and Hazardous Materials. The letter to the subcommittee was written in support of the Railroad wireless technology roadmap and the new 900 MHz network and its potential to support improved train safety and operations.

Guy Simpson, Ondas Networks President and Chief Operating Officer, commented, “Ondas Networks’ visibility from our railroad customers is improving with respect to plans for the new 900 MHZ network. This is highlighted by the order received by Siemens from Metra for a planned system-wide 900 MHz upgrade to support their passenger operations in Chicago. The Metra order was followed by the expansion of a 900 MHz network for a Class I railroad, also in Chicago, that has been in live operation for nearly a year.

“In addition, we continue to see expanding application and network opportunities for our dot16 software defined networking capabilities. We advanced the PTC data radio program on behalf of Amtrak, which included delivering initial prototype radios. We also are engaged with the American Association of Railroads (AAR) on solutions shaping for next-generation Head-of-Train and End-of-Train (NGHE) systems as the industry seeks to enhance operational and safety systems supporting the operations of long trains. We believe Ondas Networks is well positioned to support the next-generation NGHE – targeted for the 450 MHz frequency band – and intended to improve the system supporting the safe operations of long trains.”

Simpson concluded, “As we work to secure network buildout timelines and orders, we believe we have greater visibility into the freight railroads’ roadmap plans for the 900 MHz A-block. We now expect the new 900 MHz network to serve as both a primary network for next-generation ATCS and Centralized Train Control (CTC) protocols, as well as a backup for CTC and PTC running ITCM protocols native to the 220 MHz network. This architecture, with inherent redundancy and the support of multiple applications on 900 MHz demonstrates the value of the dot16 wireless standard. We will continue to work closely with Siemens and railroad customers to support deployments in the 900 MHz network and to improve visibility in terms of orders and buildout plans for 2025.”

Third Quarter 2024 and Recent Highlights – Ondas Autonomous Systems (OAS)

●	Generated approximately $1.0 million in revenue and secured $14.4 million in purchase orders during the third quarter of 2024.

●	Secured $3.5 million in capital from investors including Privet Ventures LLC, an investment company owned by Eric Brock, and Charles & Potomac, an investment company owned by Ondas Board Member Joe Popolo.

●	Airobotics secured several purchase orders from a major government military customer for the Iron Drone Raider system totaling $9 million. During July and August 2024, Airobotics received purchase orders for both initial deployment of new systems and for upgrades of the existing Iron Drone Raider system from this customer. In September 2024, Airobotics received a third order for operational deployment of the system in multiple locations, assisting in protecting national borders, military units and other critical assets from hostile drones.

●	Airobotics secured a $5.4 million purchase order in September 2024 from a major government military customer for the Optimus System, with deployments intended to support the protection of critical assets at military bases and borders under challenging environmental conditions.

●	Airobotics continued to expand its operations with a local governmental entity in Dubai in support of drone network infrastructure for public safety and other public services. The deployed fleet of Optimus Systems has been extensively utilized by the local government entity, with potential for additional orders expected in the fourth quarter of 2024.

●	Airobotics continued expanding its market reach into Europe and will perform designated demonstrations for defense and critical infrastructure potential customers through reseller partnerships with HHLA Sky and C-Astral Aerospace in Germany, Slovenia, and other European countries.

●	Airobotics received a $1.0 million grant from the Israeli Innovation Authority (IIA) to support further enhancements of the Iron Drone Raider in November.

●	American Robotics secured and delivered a key contract with the United States Coast Guard (USCG) for maritime emissions monitoring to support Environmental Protection Agency (EPA) Clean Port initiatives at the Ports of Los Angeles and Long Beach, positioning American Robotics as a prime vendor for a U.S. federal agency.

●	American Robotics demonstrated the Optimus System to key customers including a technology infrastructure provider in Texas. This demonstration showcased its capability to remotely operate drone fleets Beyond Visual Line of Sight (BVLOS) by leveraging Optimus’ FAA type certification and the Kestrel system.

●	American Robotics is planning a major demonstration of its Optimus System in November for one of the largest public safety departments in the United States.

●	American Robotics hosted an investor day at its Maryland Headquarters featuring the Iron Drone Raider and Optimus Systems demonstration and webinar.

●	OAS entered into a strategic alliance with GenLab Venture Studio, a venture studio focused on integrated AI solutions, to develop go-to-market business models in specific verticals with the benefit of fused AI capabilities with the Optimus aerial security and inspection platform.

OAS President Meir Kliner commented, “OAS had a pivotal quarter as evidenced with bookings of over $14 million for our Optimus and Iron Drone systems via multiple orders from a major military customer. These orders came as a result of our continuous efforts to leverage the core advantages of our ‘built for purpose’ platforms which include market-leading functionality and reliability. As we expand the markets for our dual-use platforms, we expect to benefit from strengthening demand as the world responds to both the value and potential threats of drones deployed in defense, public safety, and critical infrastructure markets.

“We are seeing significant interest in global defense markets for the Iron Drone Raider system and engagement from specific military customers. The Iron Drone Raider system is emerging as a best-in-class, ‘hard kill’ counter drone solution addressing the urgent need for protection from hostile drones. Similarly, demand for Optimus is strong in both defense and security markets and our customer pipeline is maturing. As we move forward, we are investing to expand our operating infrastructure to support what we believe will be an increase in orders and system deliveries in the months and quarters ahead for both Iron Drone and Optimus.”

Third Quarter 2024 Financial Results

Revenues were approximately $1.5 million for the three months ended September 30, 2024, compared to $2.7 million for the three months ended September 30, 2023. The decrease was primarily the result of delays in order activity for product sales at Ondas Networks, partially offset by increases at OAS as we started to fulfill the new purchase orders received in the quarter.

Gross profit was approximately $0.05 million for the three months ended September 30, 2024, compared to approximately $0.6 million for the three months ended September 30, 2023. Gross profit as a percentage of revenues was approximately 3% for the three months ended September 30, 2024, compared to 21% for the three months ended September 30, 2023. This is due to the change in the mix of revenues in the third quarter of 2024, which included development projects with lower gross margins as compared to product revenue with higher gross margins in the third quarter of 2023, as well as certain fixed costs related to OAS service delivery. At this time, gross margins may be variable on a quarter-to-quarter basis due to low revenue levels and shifts in revenue mix between product, development, and services revenues.

Operating expenses were approximately $8.7 million for the three months ended September 30, 2024, as compared to approximately $6.5 million for the three months ended September 30, 2023.

Cash operating expenses for the three months ended September 30, 2024 were approximately $7.1 million, as compared to approximately $7.5 million for the three months ended September 30, 2023. Cash operating expenses for the three months ended September 30, 2024, exclude non-cash operating items during the period, including $1.3 million in depreciation and amortization, and $0.3 million of stock-based compensation expense. For the three months ending September 30, 2023, cash operating expenses excluded $1.3 million in depreciation and amortization and the reversal of $2.3 million of stock-based compensation expense because of employees leaving the company before the stock awards vested. Cash operating expense is a non-GAAP financial measure.

The Company realized an operating loss of approximately $8.7 million for the three months ended September 30, 2024, compared to $5.9 million for the three months ended September 30, 2023.

Net loss was approximately $9.5 million for the three months ended September 30, 2024, as compared to a net loss of $7.3 million for the three months ended September 30, 2023. Adjusted EBITDA loss was approximately $7.1 million, as compared to an Adjusted EBITDA loss of $6.9 million for the three months ended September 30, 2023. Adjusted EBITDA is a non-GAAP financial measure.

The Company held cash and restricted cash of approximately $2.9 million as of September 30, 2024, as compared to approximately $15.0 million as of December 31, 2023.

The Company expects to fund its operations from the cash on hand as of September 30, 2024, proceeds from financing activities, gross profits generated from revenue growth, potential prepayments from customers for purchase orders, potential proceeds from warrants issued and outstanding, and additional funds that the Company may seek through equity or debt offerings and/or borrowings under additional notes payable, lines of credit or other sources.

Subsequent to September 30, 2024, the Company raised an additional $3.55 million of capital which included $3.5 million via a convertible note at OAS, a transaction led by Privet Ventures and Charles & Potomac. Privet Ventures is an investment vehicle owned by Ondas’ CEO Eric Brock.

Operational and Financial Outlook for 2024

The Company expects a recovery in revenue growth in the fourth quarter of 2024 driven primarily by the OAS business unit as the Company fulfills backlog, which includes military orders secured in the third quarter. Revenue expectations for Ondas Networks are modest in the fourth quarter of 2024, and limited to funded development programs, given the current visibility on deployment plans in the 900 MHz network which point to growth in 2025.

Bookings and revenue growth are expected to fluctuate from quarter-to-quarter given the uncertainty around the timing of customer activity in front of the targeted commercial rollout for the 900 MHz rail network, the development programs underway with Siemens, in addition to the timing of OAS’s deliveries of the Optimus and Iron Drone systems to its growing roster of customers globally.

Lastly, Ondas has requested an additional 180-day compliance period from The Nasdaq Stock Market LLC (“Nasdaq”) to regain compliance with the minimum bid price requirement of US$1.00 per share under Nasdaq’s Listing Rule 5550 (a) (2).

Earnings Conference Call & Audio Webcast Details

Date: Tuesday, November 12, 2024

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: 844-883-3907

International dial-in number: 412-317-5798

Call participant pre-registration link: here

The Company encourages listeners to pre-register, which allows callers to gain immediate access and bypass the live operator. Please note that you can register at any time during the call. For those who choose not to pre-register, please call the conference telephone number 10-15 minutes prior to the start time, at which time an operator will register your name and organization.

The conference call will also be broadcast live and available for replay here and via the investor relations section of the Company’s website at ir.ondas.com. A replay will be accessible from the investor relations website after completion of the event.

About Ondas Holdings Inc

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator. Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission (“SEC”), we provide reconciliations of Adjusted EBITDA and cash operating expenses, non-GAAP financial measures, contained in this press release to the most directly comparable measure under GAAP, which reconciliations are set forth in the table below.

We believe that Adjusted EBITDA and cash operating expenses facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, the Company’s core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate Adjusted EBITDA and cash operating expenses differently, and therefore our measures may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA and cash operating expenses should only be used as supplemental measures of our operating performance.

We believe that Adjusted EBITDA improves comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the table below, which management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses.

We believe that cash operating expenses is useful to manage expenses as it excludes non-cash items (depreciation expense, amortization expense and stock-based compensation expense) that may obscure our underlying business performance.

Management uses Adjusted EBITDA and cash operating expenses in making financial, operating, and planning decisions and evaluating the Company’s ongoing performance.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.
888.350.9994
ir@ondas.com

Media Contact for Ondas
Preston Grimes
Marketing Manager, Ondas Holdings Inc.
preston.grimes@ondas.com

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Current Assets:
Cash	$2,832,550	$14,979,436
Restricted cash	40,736	42,564
Accounts receivable, net	2,876,087	3,429,974
Inventory, net	8,878,734	2,186,646
Other current assets	2,540,740	2,967,619
Total current assets	17,168,847	23,606,239

Property and equipment, net	2,734,321	4,175,958

Other Assets:
Goodwill, net of accumulated impairment charges	27,751,921	27,751,921
Intangible assets, net	28,222,161	31,329,182
Lease deposits and other assets	482,392	599,517
Operating lease right of use assets	3,799,014	4,701,865
Total other assets	60,255,488	64,382,485
Total assets	$80,158,656	$92,164,682

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,021,804	$5,177,022
Operating lease liabilities	771,943	685,099
Accrued expenses and other current liabilities	3,517,164	3,587,877
Notes payable, net of unamortized issuance costs of $558,785 and $0, respectively, related party	891,215	-
Convertible notes payable, net of unamortized debt discount and issuance cost of $13,153 and $0, respectively, related party	1,486,847	-
Convertible notes payable, net of unamortized debt discount and issuance cost of $965,066 and $1,968,411, respectively	27,824,724	25,692,505
Government grant liability	548,219	520,657
Deferred revenue	447,720	276,944
Total current liabilities	39,509,636	35,940,104

Long-Term Liabilities:
Notes payable	300,000	300,000
Convertible notes payable, net of current, net of unamortized debt discount and issuance cost of $0 and $391,718, respectively	-	2,812,156
Accrued interest	21,249	26,844
Government grant liability, net of current	1,895,434	2,229,047
Operating lease liabilities, net of current	5,254,623	5,800,710
Other liabilities	82,500	-
Total long-term liabilities	7,553,806	11,168,757
Total liabilities	47,063,442	47,108,861

Commitments and Contingencies (Note 11)

Temporary Equity
Redeemable noncontrolling interest	18,176,422	11,920,694

Stockholders’ Equity
Preferred stock - par value $0.0001; 5,000,000 shares authorized at September 30, 2024 and December 31, 2023, respectively, and none issued or outstanding at September 30, 2024 and December 31, 2023, respectively	-	-
Preferred stock, Series A - par value $0.0001; 5,000,000 shares authorized at September 30, 2024 and December 31, 2023, respectively, and none issued or outstanding at September 30, 2024 and December 31, 2023, respectively	-	-
Common Stock - par value $0.0001; 300,000,000 shares authorized; 75,297,311 and 61,940,878 issued and outstanding, respectively September 30, 2024 and December 31, 2023, respectively	7,530	6,194
Additional paid in capital	240,943,416	231,488,999
Accumulated deficit	(226,032,154)	(198,360,066)
Total stockholders’ equity	14,918,792	33,135,127
Total liabilities and stockholders’ equity	$80,158,656	$92,164,682

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	September 30,
	2024	2023

Revenues, net	$1,480,792	$2,665,190
Cost of goods sold	1,433,232	2,110,312
Gross profit	47,560	554,878

Operating expenses:
General and administration	4,114,986	2,563,319
Sales and marketing	1,410,944	1,224,144
Research and development	3,182,345	2,701,436
Total operating expenses	8,708,275	6,488,899

Operating loss	(8,660,715)	(5,934,021)

Other income (expense), net
Other income (expense), net	(1,786)	(124,636)
Change in fair value of government grant liability	(86,307)	(295,094)
Interest income	121,608	379
Interest expense	(871,335)	(893,951)
Foreign exchange gain (loss), net	(27,733)	(45,138)
Total other income (expense), net	(865,553)	(1,358,440)

Loss before income taxes	(9,526,268)	(7,292,461)

Provision for income taxes	-	-

Net loss	(9,526,268)	((7,292,461)
Less preferred dividends attributable to noncontrolling interest	390,000	212,208
Less deemed dividends attributable to accretion of redemption value	755,644	410,322
Net loss attributable to common stockholders	$(10,671,912)	$(7,914,991)

Net loss per share - basic and diluted	$(0.15)	$(0.15)

Weighted average number of common shares outstanding, basic and diluted	70,741,662	53,892,848

ONDAS HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(27,672,088)	$(30,706,098)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	424,637	648,624
Amortization of debt discount	1,502,657	2,438,462
Amortization of intangible assets	3,161,729	3,103,591
Amortization of right of use asset	902,851	715,041
Loss on disposal of equipment	1,578	7,757
Loss on intellectual property	-	12,223
Stock-based compensation	988,683	636,350
Change in fair value of government grant liability	(605,889)	161,764
Changes in operating assets and liabilities:
Accounts receivable	553,887	(4,677,726)
Inventory	(4,402,549)	1,087,558
Other current assets	426,879	767,152
Deposits and other assets	117,125	(370,684)
Accounts payable	(482,249)	1,536,991
Deferred revenue	170,776	(1,323,025)
Operating lease liability	(459,243)	(710,546)
Accrued expenses and other current liabilities	(71,933)	(1,436,178)
Other liabilities	82,500	-
Net cash flows used in operating activities	(25,360,649)	(28,108,744)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent costs	(22,030)	(62,281)
Purchase of equipment	(1,606,358)	(94,972)
Proceeds from sale of equipment	1,700	33,568
Purchase of software intangible	(32,678)	-
Cash paid for Iron Drone asset acquisition	-	(135,000)
Cash acquired on the acquisition of Airobotics Ltd.	-	1,049,454
Cash paid for Field of View LLC asset acquisition	-	(145,833)
Net cash flows provided by (used in) investing activities	(1,659,366)	644,936

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of noncontrolling interest in Ondas Networks, net of issuance costs	4,375,035	14,692,335
Proceeds from sale of common stock, net of issuance costs	7,327,334	-
Proceeds from exercise of options and warrants	8,702	10,791
Proceeds from government grant	299,838	189,752
Proceeds from convertible notes, net of issuance costs	1,482,868	9,309,513
Proceeds from notes payable, net of issuance costs	1,377,524
Payments on convertible notes payable	-	(4,354,911)
Payments on government grant liability	-	(6,576)
Payments on loan payable	-	(1,140,301)
Net cash flows provided by financing activities	14,871,301	18,700,603

Decrease in cash, cash equivalents, and restricted cash	(12,148,714)	(8,763,205)
Cash, cash equivalents, and restricted cash, beginning of period	15,022,000	29,775,096
Cash, cash equivalents, and restricted cash, end of period	$2,873,286	$21,011,891

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$16,845	$163,418
Cash paid for income taxes	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common Stock and warrants issued in relation to acquisition of Airobotics, Ltd.	$-	$5,962,628
Common Stock issued in relation to acquisition of the assets of Iron Drone, Ltd.	$-	$85,800
Common stock issued in exchange for debt repayment	$2,079,375	$7,320,284
Noncash consideration for settlement of development agreement payable	$342,428	$-
Warrants in Ondas Autonomous Systems, in relation to sale of common stock	$954,737	$-
Warrants in Ondas Holdings, in relation to sale of common stock	$2,198,559	$-
Warrants in relation to sale of redeemable preferred stock in Ondas Networks	$1,471,194	$12,683,549
Warrants in Ondas Networks, in relation to note payable	$589,924	$-
Preferred dividends attributable to redeemable noncontrolling interest	$1,114,138	$21,208
Accretion of redeemable preferred stock in Ondas Networks	$2,112,784	$410,322
Transfer of equipment into inventory	$2,289,539	$-
Operating leases right-of-use assets obtained in exchange of lease liabilities	$-	$105,950

ONDAS HOLDINGS INC.

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Three Months Ended September 30,
	2024	2023

Net Loss	$(9,526,268)	$(7,292,461)
Depreciation	190,332	235,999
Amortization	1,056,141	1,064,798
Other expense, net	865,553	1,358,440
Stock-based compensation	311,133	(2,266,875)
Adjusted EBITDA	$(7,103,109)	$(6,900,099)

ONDAS HOLDINGS INC.

CASH OPERATING EXPENSE RECONCILIATION

(Unaudited)

	Three Months Ended September 30,
	2024	2023

Operating expenses	$8,708,275	$6,488,899
Depreciation	(190,332)	(235,999)
Amortization	(1,056,141)	(1,064,798)
Stock-based compensation	(311,133)	2,266,875
Cash operating expenses	$7,150,669	$7,454,977